AGREEMENT OF LEASE

                                     BETWEEN

                               MID-CITY ASSOCIATES
                                                                        Landlord


                                       AND

                         NEW HORIZONS COMPUTER LEARNING
                      CENTER OF METROPOLITAN NEW YORK. INC.
                                                                          Tenant



                           Premises in One Penn Plaza
                            New York, New York 10119





                              Dated: March 1, 1995



WIEN, MALKIN & BETTEX
Attorneys for Landlord                                 Attorney for Tenant
60 East 42nd Street
New York, New York  10165


                                TABLE OF CONTENTS
                              ____________________

ARTICLE                                                PAGE

1         Rent                                            2
2         Occupancy                                       2
3         Alterations and Installations                   2
4         Repairs                                         5
5         Requirements of Law; Fire Insurance             6
6         Subordination                                   7
7         Loss, Damage, Reimbursement, Liability, Etc..   8
8         Destruction--Fire or Other Cause               10
9         Eminent Domain                                 12
10        Assignment & Subletting                        15
11        Access to Demised Premises                     20
12        Certificate of Occupancy .....................  21
13        Bankruptcy ................................... 21
14        Default ...................................... 24
15        Remedies of Landlord: Waiver of Redemption     25
16        Fees and Expenses; Interest .................. 27
17        No Representations by Landlord ............... 27
18        End of Term................................... 28
19        Quiet Enjoyment............................... 28
20        Definitions................................... 29
21        Adjacent Excavation--Shoring ................. 29
22        Rules and Regulations......................... 30
23        No Waiver .................................... 31
24        Waiver of Trial by Jury ...................... 32
25        Inability to Perform ......................... 32
26        Notices ...................................... 33
27        Services...................................... 34
30        Condition of Premises ........................ 47
31        Arbitration .................................. 48
32        Indemnity..................................... 48
33        Vault and Basement Space ..................... 48
34        Occupancy and Use by Tenant................... 49
35        Name of Building ............................. 50
36        Invalidity of Any Provision, Etc.............. 50
37        Captions ..................................... 51
38        Certificate of Tenant ........................ 51
39        Security Deposit                               53
40        Broker                                         54
41        Possession                                     54
42        Submission of Lease ..                         55
43        Memorandum of Lease                            55
44        Successors and Assigns                         55

Exhibit A                                                59

Exhibit B                                                60

Exhibit C                                                65

Article 45                                               67

Article 46                                               75

Article 47                                               78

AGREEMENT OF LEASE made as of this 1st day of March 1995 , between MID-CITY ASSOCIATES, a general partnership with its office at 60 East 42nd Street, New York, New York 10165, hereinafter referred to as "Landlord", or "Lessor", and NEW HORIZONS COMPUTER LEARNING CENTER OF METROPOLITAN NEW YORK, INC., A DELAWARE CORPORATION WITH AN OFFICE AT 500 CAMPUS DRIVE, MORGANVILLE, NEW JERSEY 07751.

hereinafter referred to as "Tenant", or "Lessee".


                              W I T N E S S E T H:

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, in the building known as One Penn Plaza in the Borough of Manhattan, City of New York (hereinafter referred to as the "Building"), the following space: approximately 13,534 rentable square feet on the 50th floor (Rooms 5001-5010),

(which space is hereinafter referred to as "the demised premises" or "the premises") approximately as shown on the plan or plans or diagram or diagrams annexed hereto as ''Exhibit A'' (or incorporated by reference into this Lease as though physically attached hereto);

for the term of ten (10) years, four (4) mos. to commence as of March 1, 1995 and to end on June 30, 2005 (plus, if the term hereof commences on a day other than the first day of a month, so many days as are necessary for the term to end on the last day of the last month of the term) or until such term shall sooner cease and terminate as hereinafter provided; at a fixed annual rental rates(without electricity) of $365,418 a year. from March 1, 1995 through June 30, 1998; $392,486 a year from July 1, 1998 through June 30, 2001; and $419,554 a year from July 1, 2001 through June 30, 2005. (See Rider Article 46 for fixed rent credit.)

     The first month's rent due under this Lease shall be paid by Tenant upon execution of this Lease.

     Tenant agrees to pay said fixed annual rent in lawful money of the United States, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any set off or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth herein. Should the obligation to pay rent commence on any day other than on the first day of a month, then the fixed rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis.

     The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                                    ARTICLE 1

                                      RENT

     1.01. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, in United Stales legal tender, by cash or by good and sufficient check drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent and payable on demand, unless other payment dates are hereinafter provided.

                                    ARTICLE 2

                                    OCCUPANCY

     2.01. Tenant may not use or occupy the demised premises as a savings bank, state or Federal savings and loan association, commercial bank or trust company. Tenant shall use and occupy the demised premises solely for executive and general offices relating to Tenant's business, and for no other purpose.

                                    ARTICLE 3

                          ALTERATIONS AND INSTALLATIONS

SEE RIDER
ARTICLE 47

     3.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent; all such work shall be done only by contractors or mechanics designated by Landlord as approved for the Building. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. Prior to commencement of such work, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form satisfactory to Landlord's counsel, signed by all architects, engineers, surveyors and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities on the request of Landlord.

     3.02. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days, by payment, filing of the bond required by law, or otherwise.

     Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

     3.03. All alterations, installations, additions and improvements made and installed by Landlord, shall become and be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

     3.04. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building, and all wiring and conduits, supplemental electrical cabling and wiring (except wiring related to Tenant's data processing equipment, which shall remain Tenant's property), and related items, shall become and be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time prior to the expiration of the term of this Lease (or, in the event this Lease is sooner terminated, then at any time within three (3) months after such termination), to serve notice upon Tenant requiring that any or all of such alterations, installations, additions and improvements, wiring, cabling and conduits, shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, promptly remove the same in accordance with such request, and restore the premises to its original condition, ordinary wear and tear excepted. The obligations under this Section shall survive the expiration or sooner termination of the term of this Lease.
     3.05. Where furnished by or at the expense of Tenant, all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling, lighting fixtures and equipment, drinking fountains, refrigerators, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property, which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of the Landlord.

     3.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided hereinabove (herein in this Section 3.06 called the "property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove said property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. The obligations under this Section shall survive the expiration or sooner termination of the term of this Lease.

     3.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements, and the cost thereof. Tenant shall, within 45 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 9 hereof.

                                    ARTICLE 4

                                     REPAIRS

     4.01. Tenant shall take good care of the demised premises and the fixtures and appurtenances therein and shall promptly, at its sole cost and expense, make all repairs necessary to keep the demised premises in good working order and condition, and shall be liable for those structural repairs when those are made necessary by the act, omission or negligence of Tenant or its agents or employees (subject to Section 7.05 hereof). Except as otherwise provided in
Section 3.05 of this Lease, all damage or injury to the demised premises and to its fixtures, glass, appurtenances and equipment or to the Building or to its fixtures, glass, appurtenances and equipment caused by the moving of Tenant's property in or out of the Building, or by the installation or use of Tenant's property, or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor. Landlord, at Landlord's expense, shall effect all necessary repairs in and to the demised premises which are not the obligation of Tenant hereunder.

     4.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord certifies that the floor of the demised premises will carry 50 pounds live load per square foot of floor space and 20 pounds for partitions per square foot of floor space. If Tenant shall desire a floor load in excess of that set forth above, Landlord agrees (provided Landlord's architects, in their sole discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question and provided further that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

     4.03. Business machines and mechanical equipment belonging to Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for a building such as One Penn Plaza.

     4.04. Except as provided in Article 25 hereof and except as otherwise provided in this Lease there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall seek to minimize any interference with Tenant's business operations. Tenant understands that work will be effected on business days during normal business hours.

                                    ARTICLE 5

                       REQUIREMENTS OF LAW; FIRE INSURANCE

     5.01. Tenant, at its expense, shall comply with all laws, orders and regulations of Federal, State, County and Municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof, provided such compliance is necessitated by Tenant's particular manner of use of the demised premises (as distinguished from general office use thereof).

     5.02. Tenant shall not do or permit to be done any act or thing upon said premises, which will invalidate or be in conflict with New York Standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon said premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises (subject to Section 7.05 hereof); but nothing in this Section 5.02 shall prevent Tenant's use of the demised premises for the purposes stated in Article 2 hereof.

     5.03. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or demised premises issued by the body making fire insurance rates for said premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

                                    ARTICLE 6

                                  SUBORDINATION

     6.01. This Lease is subject and subordinate to that certain Agreement Restating Indenture of Lease, dated July 10, 1970 between The Bowery Savings Bank, as Lessor, and Mid-City Associates, as Lessee (hereinafter sometimes called "The Ground Lease") and to the rights of Lessor thereunder, and to all first mortgages which may now or hereafter encumber The Ground Lease, and to all renewals, modifications, consolidations, replacements and extensions of The Ground Lease and of such mortgages.

     6.02. In the event of a termination of The Ground Lease, or if the interests of Landlord under this Lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any such mortgage, or if the holder of any such mortgage acquires a lease in substitution therefor, then the Tenant under this Lease will, at the option to be exercised in writing by the Lessor under said Ground Lease or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms covenants and conditions of this Lease on the Tenant's part to be performed with the same force and effect as if said Lessor or such purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said Lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options then remaining.

                                    ARTICLE 7

                  Loss, DAMAGE, REIMBURSEMENT, LIABILITY, ETC.

     7.01. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas,. electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

     7.02. Tenant shall reimburse Landlord for all expense, damages or fines incurred or suffered by Landlord, and for which Landlord has not been or will not be reimbursed by insurance, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 3.05 of this Lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises.

     7.03. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

       7.04. Tenant agrees to look solely to Landlord's estate and interest in the land and Building, or the lease of the Building, or of the land and Building, and the demised premises (or the proceeds thereof), for the satisfaction of any right or remedy of tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant (except for negligence).

     7.05. (a) Landlord agrees that, if obtainable at no additional cost, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

            (b) Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and any tenant of space in the Building who shall have executed a similar waiver as set forth in this section 7.05(b), with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

           (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of

                                       10

recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 7.05(c) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

            (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

                                    ARTICLE 8

                        DESTRUCTION--FIRE OR OTHER CAUSE

     8.01. If the Building shall be partially damaged or destroyed or if the demised premises shall be partially or totally damaged or destroyed by fire, casualty or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its servants, employees, agents, visitors or licensees (and if this Lease shall not have been cancelled as in this article hereinafter provided), Landlord will repair the damage, and restore, replace, and rebuild the Building and the demised premises at its expense, with reasonable dispatch and continuity after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any installation made by Tenant. If the demised premises shall be partially damaged or partially destroyed, the rent and additional rent payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable or unfit for Tenant's use and Tenant does not occupy such damaged or destroyed part of the premises on other than an emergency basis for the period from the date of such damage or destruction to the date that the damage shall be repaired or restored. If the demised premises or a major part thereof shall be totally, or substantially totally, damaged or destroyed or rendered completely, or substantially completely, untenantable on account of fire, casualty or other cause, the rent and additional rent shall completely abate as of the date of the damage or

                                       11

destruction and until Landlord shall repair, restore, replace and rebuild the demised premises (subject to Landlord's right to elect not to restore the same as hereinafter provided); provided, however, that should Tenant reoccupy a portion of the demised premises for the purpose of conducting business during the period the restoration work is taking place and prior to the date that the same is made completely tenantable, rent and additional rent shall be apportioned and payable by Tenant in proportion to the part of the demised premises occupied by it. Nevertheless, in case of any substantial damage or destruction to the demised premises, Tenant, in addition to and without waiver of any other rights or remedies available to it, may cancel this Lease by written notice to Landlord, if (i) within 60 days from the date of the damage or destruction, Landlord does not file a proof of loss with its insurer; (ii) within 90 days of the date of damage or destruction Landlord does not let a contract or contracts one which shall provide for the complete restoration of the demised premises within a period of one year from the date of the damage or destruction; (iii) work under such contract or contracts has not commenced within 120 days of the date of said damage or destruction; or (iv) said work is not prosecuted with reasonable diligence to its completion; provided that Tenant shall not be entitled to cancel this Lease pursuant to this sentence more than thirty (30) days after Landlord shall have given written notice to Tenant that the state of facts specified in clause (i), (ii) or (iii) of this sentence, as the case may be, has occurred. The period for the commencement or completion of the required repairs and restoration work shall be extended by the number of days lost (not to exceed, however, one year) in the event such loss results from strike, act of God, war, governmental action, national or state or municipal emergency, or any cause beyond the reasonable control of Landlord.

     8.02. In case the Building or the demised premises shall be substantially damaged or destroyed by fire or other cause at any time during the last two years of the term of this Lease, then Landlord may cancel this Lease upon written notice to Tenant given within ninety (90) days after such damage or destruction.

     8.03. If the Building shall be so damaged at any time during the term of this Lease that Landlord shall decide to demolish it or to rebuild it, then in either of such events, Landlord may, within ninety (90) days after such fire or other casualty, elect to cancel this Lease by giving Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the thirtieth day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord.

     8.04. In the event of the termination of this Lease pursuant to the provisions of this Article, this Lease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this Lease, but the rent and additional rent shall be apportioned and shall be paid up to and including the date of such damage or destruction, and any prepaid rent or prepaid additional rent shall be refunded to Tenant.

     8.05. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building.

     8. 06. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Building or the demised premises by fire or other casualty and Section 227 of the Real Property Law of the State of New York, and any other law of like import now or hereafter in force providing for such contingency shall have no application.

                                    ARTICLE 9

                                 EMINENT DOMAIN

     9.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the "date of taking"), and Tenant shall have no claim against Landlord for, or make any claim for, the value of any unexpired term of this Lease, and the rent and additional rent shall be apportioned as of such date.

     9.02. In the event that any part of the demised premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this Lease in the event that more than twenty-five (25%) percent of the demised premises should be so condemned or taken, provided such notice of election is given by Tenant to Landlord not later than thirty
                                       13

(30) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth day following the date of such notice and the rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the demised premises, the rent and additional rent shall be diminished by an amount representing the part of said rent and additional rent properly applicable to the portion or portions of the demised premises which may be so condemned or taken. If as a result of the partial taking (and this Lease continuing in force as to the part of the demised premises not so taken), any part of the demised premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the rent and additional rent shall be diminished, the matter shall be determined by arbitration in accordance with the provisions of Article 31 of this Lease. Pending such determination, Tenant shall pay to Landlord the rent as fixed by Landlord, subject to adjustment in accordance with the arbitration.

     9.03. Nothing hereinabove provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant's moving expenses, and the value of Tenant's fixtures, or tenant's alterations, installations and improvements which do not become part of the Building, or property of Landlord, provided Landlord's award is not thereby diminished.

     9.04. In the event that more than twenty-five (25%) percent of the demised premises shall be so taken and Tenant shall not have elected to cancel this Lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord's own expense, shall to the extent of the net proceeds (after deducting reasonable expenses including attorneys' and appraisers' fees) of the award restore the unaffected part of the Building to substantially the same condition and tenant ability as existed prior to the taking.

     Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of rent for that portion of the premises which is being restored and is not usable until the completion of the restoration or until the said portion of the premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored

                                       14

within a reasonable time but not more than six (6) months after the taking provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord's control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within the said six (6) months or the time as extended, Tenant may elect to cancel this Lease and the term hereby granted in the manner and with the same results as set forth in the next two sentences of this Section
9.04. If such partial taking shall occur in the last two years ~f the term hereby granted, either party, irrespective of the area of the space remaining, may elect to cancel this Lease and the term hereby granted, provided such party shall, within thirty (30) days after such taking, give notice to that effect, and upon the giving of such notice, the rent shall be apportioned and paid to the date of expiration of the term specified and this Lease and the term hereby granted shall cease, expire and come to an end upon the expiration of said thirty days specified in said notice. If either party shall so elect to end this Lease and the term hereby granted, Landlord need not restore any part of the demised premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof, except as to the items set forth in Section 9.03 where same are applicable.

     9.05. In the event all or any part of the demised premises shall be taken for a temporary use or occupancy, (a) demised term shall not be reduced or affected in any way except as provided in (d) below, (b) Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay all rents and additional rents when due, (c) Tenant shall be entitled to receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises, compensation for the use and occupancy of the demised premises and for any taking of Tenant's property, except that, if the temporary period of taking shall extend banned the expiration of the term of this Lease, the portion of the award representing compensation for the use and occupancy of the demised premises shall be apportioned between Landlord and Tenant as of said expiration date of said term and Landlord shall receive that portion of the award which represents reimbursements for the cost of restoration of the demised premises, and (d) if the date of temporary taking of more than 25% of the demised premises shall occur during the last three (3) years of the term of this Lease, Tenant may elect to cancel this Lease by notice of election given by Tenant to Landlord not later than thirty (30) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth day following the date of such notice and the rent and additional rent shall be apportioned as of such termination date, with Landlord, and not
                                       15

Tenant, to receive the portion of the award which represents reimbursement for the cost of restoration of the demised premises and the portion of the award representing compensation for the use and occupancy of the demised premises for the time subsequent to the cancellation date.

                                   ARTICLE 10

                            ASSIGNMENT AND SUBLETTING

     10.01. Tenant, for itself, its heirs, distributes, executors, admin istrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The merger or consolidation of a corporate lessee or sub lessee where the NET WORTH OF THE RESULTING corporation is less than the net worth of the lessee or sub lessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under tenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, under letting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, under tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or under letting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or under letting. In no event shall any permitted sub lessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease.

     10.02. If Tenant desires to assign this Lease or to sublet all or any portion of the demised premises, it shall first submit in writing to Landlord the documents described in Section 10.03 hereof, and shall offer in writing, (i) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, or, (ii) with respect to a prospective subletting, to sublet to Landlord the portion of the demised premises involved "Lease back Area") for the term specified by Tenant in its offer and at the lower of (a) Tenant's proposed sub rental or (b) at the same rate of fixed rent and additional rent; and otherwise on the same terms,

                                       16

covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the demised premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than ninety (90) days nor later than one hundred eighty ( 180) days following the acceptance of the offer. If an offer of sublease is made, it shall in addition specify the duration of the term of the proposed sublease as fixed by Tenant, except that if the proposed sublease will result in all or substantially all of the demised premises being sublet, then Landlord shall have the option to extend the term of the proposed sublease for the balance of the term of this Lease less one ( 1 ) day.
     Landlord shall have a period of forty-five (45) days from the receipt of such offer to either accept or reject the same. Landlord or its agents or designees shall have the right, during such time, at reasonable times during business hours, to enter the demised premises to exhibit same to prospective subtenants. If Landlord shall accept such offer, Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel.

     If a sublease is so made to Landlord or its designee, it shall expressly:

        (a) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as Landlord may deem necessary for such subletting, at Landlord's expense;

        (b) provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

        (c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

       (d) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant's expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the demised premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

       (e) provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

     Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it 1S SO sublet, except for fixed annual rent and additional rents, if any, due under the within Lease, which are in excess of the rent and additional rents due under such sublease.

     Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

     10.03. If Tenant requests Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sub lessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sub lessee, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sub lessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sub lessee.

     10.04. If Landlord shall not have accepted Tenant's offer, as provided in
Section 10.02, then Landlord will not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting (where Tenant will not move the conduct of its business to another building in New York City in violation of Article 34 hereof). Any consent of Landlord under this Article shall be subject to the terms of this Article and conditional upon there being no default by Tenant, beyond any grace period,

                                       18

under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

     10.05. Tenant understands and agrees that whether Landlord's written consent thereto is required or not required, no assignment or subletting shall be effective unless Tenant causes to be delivered to Landlord a duly executed copy of the sublease or assignment (unless it was theretofore delivered to Landlord). Any such sublease shall provide that the sub lessee shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

     10.06. If Landlord shall not have accepted any required Tenant's offer and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to (a) any rent or other consideration paid to Tenant by any subtenant which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof; and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

     10.07. Anything herein contained to the contrary notwithstanding:

             (a) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then Building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

            (b) The transfer of a majority of the issued and outstanding capital stock of, or of a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.


                                       19

     (c) No assignment or subletting shall be made:

          (i) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the Building of which the demised premises form a part, or from whom Landlord or Landlord's agent received an offer (directly or indirectly), or who was negotiating with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

          (ii) By the legal representatives of the Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this }article;

          (iii) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Building of which the demised premises form a part.

     10.08. Anything hereinabove contained to the contrary notwithstanding, the offer-back to Landlord provisions of Section 10.02 hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to, an assignment of this Lease, or sublease of all or part of the demised premises, to: the parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant, provided the net worth of the transferor or sub lessor, after such transaction, is equal to or greater than its net worth immediately prior to such transaction, and provided also that any such transaction complies with the other provisions of this Article.

     10.09. Anything hereinabove contained to the contrary notwithstanding, the offer-back to Landlord provisions of Section 10.02 hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to, an assignment of this Lease, or sublease of all or part of the demised premises, to: any corporation (i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth experience and reputation of Tenant and of any guarantor of this Lease immediately prior to such transfer and provided, also, that any such transaction complies with the other provisions of this Article.

     10.10. No consent from Landlord shall be necessary under Sections 10.08 and
10.09 hereof where (i) reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of 10.08 and 10.09, as the case may be, and the other provisions of this Article, have been satisfied and (ii) Tenant, in a writing reasonably satisfactory to Landlord's attorneys, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease.



0/89

                                       20

     10.11. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment

                                   ARTICLE 11

                           ACCESS TO DEMISED PREMISES

     11.01. Tenant shall permit Landlord, or its agents or designees, to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls, floors and ceilings of the demised premises and are installed by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises or damage the appearance thereof. Landlord or its agents or designees shall have the right, but only upon reasonable prior request made to Tenant or any authorized employee of Tenant at the demised premises to enter the demised premises, other than vaults or other enclosures where money, securities or other valuables or confidential documents are kept, at reasonable times during business hours, for the making of such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made, by reason of loss or interruption of the business of


Tenant because of the prosecution of any such work. Landlord shall seek to minimize any interference with Tenant's business operations, as in Section 4.04 provided.

     11.02. Landlord or its agents or designees may, during the nine (9) months prior to the expiration of the term of this Lease, at reasonable times during business hours, after reasonable prior notice (which may be oral) enter the demised premises tea exhibit same to prospective tenants.

     11.03. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 12

                            CERTIFICATE OF OCCUPANCY

     12.01. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the Building. Landlord represents that the certificate of occupancy for the Building will permit the use of the demised premises for the purposes specified in this Lease. Landlord will make no changes in the Building which would result in a change in the certificate of occupancy which prevents Tenant from using the demised premises for the purposes specified in this Lease.

                                   ARTICLE 13

                                   BANKRUPTCY

     13.01. Subject to then applicable law and to the provisions of Section 13.03, if at any time prior to the date herein fixed as the commencement of the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or a trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this Lease shall ipso facto be cancelled and terminated, in which event neither Tenant nor any person


                                       22

claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the demised premises and Landlord, in addition to the other rights and remedies given by Section 13.04 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or monies received by it from Tenant or others in behalf of Tenant upon the execution hereof.

     13.02. Subject to then applicable law and to the provisions of Section 13.03, if at the date fixed as the commencement of the term of this Lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, Landlord may at Landlord's option, serve upon Tenant or any such trustee, receiver, or assignee, a notice in writing stating that this Lease and the term hereby granted shall cease and expire on the date specified in said notice, which date shall be not less than ten days after the serving of said notice, and this Lease and the term hereof shall then expire on the date so specified as if that date had originally been fixed in this Lease as the expiration date of the term herein granted. Thereupon, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender the premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others in behalf of Tenant.

     13.03. In the event that at any times mentioned in either Sections 13.01 or
13.02 there shall be instituted against Tenant an involuntary proceeding for bankruptcy, insolvency, reorganization or any other relief described in Sections
13.01 and 13.02, Tenant shall have ninety (90) days in which to vacate or stay the same before this Lease shall terminate or before Landlord shall have any right to terminate this Lease, provided the rent and additional rent then in arrears, if any, are paid within fifteen (15) days after the institution of

                                       23

such proceeding, and further provided that the rent and additional rent which shall thereafter become due and payable are paid when due, and Tenant shall not otherwise be in default in the performance of the terms and covenants of this Lease.

     13.04. In the event of the termination of this Lease pursuant to Sections 13.01, 13.02 or 13.03 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the demised premises for the same period, if lower than the rent reserved at the time of termination.
If such premises or any part thereof be re-let by Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                      24

                                   ARTICLE 14

                                     DEFAULT

     14.01. If Tenant defaults in fulfilling any of the covenants of this Lease, including the payment of rent or additional rent, or if the demised premises become vacant or deserted, then, in any one or more of such events, upon Landlord serving a written 15 days' notice upon Tenant specifying the nature of said default and upon the expiration of said 15 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said 15-day period and if Tenant shall not have diligently commenced to take action towards curing such default within such 15-day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be occupied by someone other than Tenant and such occupancy shall continue for a period of thirty (30) days after written notice from Landlord, then Landlord may serve a written 5 days' notice of cancellation of this Lease upon Tenant, and, upon the expiration of said 5 days, this Lease and the term hereunder and any rights of renewal or extension thereof shall end and expire as fully and completely as if the date of expiration of such 5-day period were the day herein originally fixed for the end and expiration of this Lease and the term hereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceedings against Tenant based upon such default, then Tenant will reimburse Landlord for the expense of reasonable attorney's fees and disbursements thereby incurred by Landlord.

     14.02. If the notices provided for in Section 14.01 hereof shall have been given, and the term shall expire as aforesaid, or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein provided or any part of either or in making any other payment herein provided for, then and in any of such events Landlord may, without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant, the legal representatives of Tenant or other occupant of the demised premises, by summary proceedings or otherwise and remove their effects and

                                       25

hold the premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

     14.03. Notwithstanding any lease term expiration or termination under this
Article 14 prior to the Lease expiration date originally fixed herein, Tenant's obligation to pay any and all rent and additional rent under this Lease shall continue to and cover all periods up to the date originally fixed for the expiration of the term hereof.

     14.04. Notwithstanding the provisions of Section 14.01 hereof, Tenant, at its own cost and expense, in its name and/or (wherever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

           (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the land and/or Building at One Penn Plaza, New York City to lien or sale;

           (b) such non-compliance shall not be in violation of any fee mortgage, or of any ground of underlying lease or any mortgage thereon;

           (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

           (d) Tenant shall promptly and diligently prosecute such contest.

   Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                   ARTICLE 15

                   REMEDIES OF LANDLORD; WAIVER OF REDEMPTION

     15.01. In case of such re-entry, expiration and/or dispossess by summary proceedings or otherwise as set forth in Article 14 hereof (a)
                                       26

the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, reasonable attorneys' fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (c) Tenant shall also pay Landlord as damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage and for keeping the demised premises in good order or for preparing the same for re-letting. Any such damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure or refusal to re-let the demised premises or any parts thereof, or, in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity.

                                       27

     15.02. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 16

                           FEES AND EXPENSES; INTEREST

     16.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the covenants, terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

     If Tenant is late in making any payment due to Landlord from Tenant under this Lease, then interest shall become due and owing to Landlord on such payment from the date when it was due, computed as provided in Section 20.04 hereof.

                                   ARTICLE 17

                         NO REPRESENTATIONS BY LANDLORD

     17.01. Landlord or Landlord's agents have made no representations or promises with respect to the said Building or demised premises except as herein expressly set forth.
                                       28

                                   ARTICLE 18

                                   END OF TERM

     18.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the term of this Lease.

     18.02. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the premises is not surrendered to Landlord within one (1) day after the day of the expiration or sooner termination of the term of this Lease, then Tenant will pay Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the two premises after, expiration or termination of the term of this Lease, a sum equal to two times the average rent and additional rent which was payable per month under this Lease during the last six months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this Lease.

                                   ARTICLE 19

                                 QUIET ENJOYMENT

     19.01. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and to the ground eases, underlying leases and mortgages herein before mentioned.

                                       29

                                   ARTICLE 20

                                   DEFINITIONS

     20.01. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building), so that in the event of any transfer of title to said land and Building or said lease, or in the event of a lease of the Building, or of the land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said land and Building or said lease, or the said lessee of the Building, or of the land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

     20.02. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

     20.03. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

     20.04. Except as otherwise specifically provided in this Lease, whenever payment of interest is required by the terms hereof, it shall be computed as follows: for an individual or partnership tenant, computed at the maximum legal rate of interest; for a corporate tenant, computer at one and one-half (1-1/2%) per month unless there is an applicable maximum legal rate of interest which then shall be used.

                                   ARTICLE 21

                          ADJACENT EXCAVATION--SHORING

     21.01. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing
                                       30

such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 22

                              RULES AND REGULATIONS

     22.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit B attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, provided however, if Tenant objects to submitting the question to such Chairman or to his designee or designees, the same shall be submitted to arbitration as set forth in Article 31 hereof, and the determination of the Chairman, his designee or designees, or the arbitrators as the case may be, shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within 30 days after written notice to Tenant of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                       31

                                   ARTICLE 23

                                    NO WAIVER

     23.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     23.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
                                       32

                                   ARTICLE 24

                             WAIVER OF TRIAL BY JURY

     24.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, provided Tenant does not thereby waive any defense or the right to assert such claim in a separate action or proceeding.

                                   ARTICLE 25

                              INABILITY TO PERFORM

     25.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (6) any cause beyond Landlord's control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused. As Landlord shall learn of the happening of any of the foregoing conditions, Landlord shall promptly notify Tenant of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

     If, for any reason whatsoever, unless the result of the causes set forth in numbers (1)-(6) of the first paragraph of this Section 25.01, or because of failure of the public utility supplying electricity or heat to the Building to supply such service: (a) all of the elevators in the banks of elevators which service the floor or floors on which the demised premises are located be inoperative for more than seven (7) consecutive business days so that to obtain access to any floor of the demised premises it would be necessary to walk up or down more than four flights of stairs (a flight of stairs shall consist of all stairs in a



                                       33

     public stairway of the Building between one floor and the floor above or below), unless elevators in a bank of elevators which service floors above or below the floors upon which the demised premises are located are in operation and if Tenant used same it would not be necessary to walk up or down more than four flights of stairs, or (b) if the heating or air conditioning system which services the demised premises be inoperative for a period of more than seven (7) consecutive business days during the days when said system would normally be operating to service the Building, so that Tenant and its employees cannot and do not use, except on an emergency basis, part or all of the demised premises for the purposes for which the premises are leased, Tenant shall be entitled to an abatement of rent for each day after said seven (7) day period for such portion of the demised premises which is inaccessible or which cannot be used as above set forth.

                                   ARTICLE 26

                                     NOTICES

     26.01. Any notice or demand, consent, approval or disapproval required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation such notice or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, when Tenant shall have received or refused to accept such notice or demand, provided it has been sent by registered or certified mail enclosed in a securely closed post-paid wrapper, in a United States Government general or branch post office, or official depository with the exclusive care and custody thereof, addressed to Tenant, at the address set forth after Tenant's name on page 1 of this Lease, with a copy of any default notice or notice of a change or addition to the Rules and Regulations hereunder to Tenant at 500 Campus Drive, Morganville, New Jersey 07751,
Attention: General Counsel (provided that the failure to send or receive such copy shall not affect the validity or effectiveness of such notice). After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be One Penn Plaza, New York, N.Y., 10119. Such notice, demand, consent, approval or disapproval shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, when Landlord shall have received or refused to accept such notice or demand, provided it has been sent by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office or, official depository with the exclusive care and custody thereof, addressed to Landlord at 60 East 42nd Street, New York, N.Y. 10165. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

                                       34

                                   ARTICLE 27

                                    SERVICES

     27.01. Landlord shall provide necessary elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and shall have sufficient elevators available at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods.

     27.02. Landlord shall cause the space in the demised premises other than any space used for the preparation or consumption of food or for storage to be kept clean in accordance with the standards set forth in Exhibit C attached hereto and made a part hereof entitled "Cleaning Schedule".

     27.03. (a) Landlord shall, through the air conditioning system of the Building, furnish to the demised premises, on an all year round basis, air conditioning, ventilation and heating during the hours from 8:00 A.M. to 6:00 P.M. on business days. Provided Tenant shall comply with Building Regulations, the air conditioning system will be designed to provide summer interior conditions of 78 degrees Fahrenheit when outside conditions are 95 degrees Fahrenheit and winter interior conditions of 68 degrees Fahrenheit with outside conditions of 10 degrees Fahrenheit.

           (b) Landlord will maintain the air conditioning system in a manner befitting a first class building and will use all reasonable care to keep the same in proper and efficient operating condition. Tenant acknowledges that it has been advised that the conditions herein before described cannot be maintained in the event of the occupancy of the demised premises by more than an average of one person for each 100 square feet of usable area or if Tenant installs and operates lighting, machines and appliances the total connected electrical load of which exceeds 4-1/2 watts per square foot of usable area.

            (c) Tenant agrees to keep and cause to be kept closed all the windows in and the exterior doors to the demised premises at all times, and Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said air conditioning system.

            (d) The Tenant acknowledges it has been advised that the Building has sealed windows and that, therefore, the air in the

                                       35

demised premises can become stale and even unbreathable when the ventilating, air-conditioning, and heating system is not operating. Tenant agrees that Landlord shall not be obligated to operate such ventilating, air-conditioning, and heating system after or before regular business hours as set forth in
Section 27.03(a) except after prior written notice from and payment by Tenant as hereinafter specified. Tenant agrees that Landlord's failure to operate such system in the absence of such notice and payment shall not be deemed a partial or other eviction, or disturbance of Tenant's use, enjoyment, or possession of the premises, and shall not render Landlord liable for damages, by abatement of rent or otherwise, and Tenant shall not be relieved from any obligation under this Lease. Landlord will provide Tenant with ventilation, air-conditioning, or heating at times other than during regular business hours, at the hourly rate hereinafter set forth, provided that Tenant shall give written notice prior to 1:00 P.M. in the case of such service on business days and prior to 1:00 PM. on Fridays in the case of such service on Saturdays and Sundays (or 3:00 P.M. on the preceding business day, in the case of holidays). The hourly rate for such ventilating, air-conditioning, or heating service shall be the Landlord's actual operating cost per hour plus 10%.

     27.04. (a) Landlord shall furnish to Tenant the electric energy which Tenant requires in the demised premises on a "rent inclusion" basis. There shall be no charge to Tenant therefor by way of measuring the same on any meter or otherwise, electric current being included as an additional service in the fixed annual rent payable hereunder. Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, unless such change is caused by the willful or negligent act of Landlord.

     (b) If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor (the "ERIF"), as hereinafter defined, to compensate Landlord as hereinafter provided, for its obtaining and making available to Tenant the redistribution of electric current as an additional service, through the presently installed electrical facilities, for Tenant's reasonable use of ordinary lighting and light office equipment, during ordinary business hours. The "Electricity Rent Inclusion Factor" shall
                                       36

mean the amount determined by applying the estimated connected electrical load of Tenant, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), as determined by the electrical consultant as hereinafter provided to the rate charged for such load and energy usage in the SC-4, Rate I Service Classification in effect on May 1, 1994 (and not the time-of-day rate schedule, if any), as increased or decreased by all electricity cost changes of Landlord since May 1, 1994 as hereinafter provided.

 The parties acknowledge that the fixed annual rent hereinabove set forth has not yet been, but is to be, increased by the ERIF. Tenant, therefore, agrees to have the fixed annual rent hereinabove set forth so increased by an ERIF of $3.2l per rentable square foot, to be paid in equal monthly installments, in advance, from the date when Landlord commenced to furnish electricity to Tenant on a rent inclusion basis.

 If the cost to Landlord of electricity shall have been, or shall be, increased or decreased subsequent to May 1, 1994 (whether such change occurs prior to or during the term of this Lease), by change in Landlord's electric rates or service classifications, or by any increase, subsequent to the last such electric rate or service classification change, in fuel adjustments or charges of any kind, or by taxes, imposed on Landlord's electricity purchases, or on Landlord's electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annual rent shall be changed in the same percentage as any such change in cost due to changes in electric rates or service classifications, and, also, Tenant's payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel adjustments or charges, and such taxes.

 Any such percentage change in Landlord's cost due to change in Landlord's electric rates or service classifications, shall be computed on the basis of the average consumption of electricity for the Building for the twelve full months immediately prior to the rate change or other such change in cost, energy and demand, and any changed methods of or rules on billing for same, applied on a consistent basis to the new electric rate or service classification and to the immediately prior existing electric rate or service classification. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, and that the foregoing reference to changes in methods of or rules on billing is intended to include any such change.

                                       37

 The parties agree that a reputable, independent electrical consultant firm, selected by Landlord ("Landlord's consultant"), may from time to time make surveys in the demised premises covering the electrical equipment and fixtures and use of current therein. If such survey shall disclose a change in Tenant's connected electrical load or hours of energy use, then the connected electrical load and energy usage portion of the ERIF shall be changed in accordance with such survey, and the ERIF redetermined, accordingly, by Landlord's consultant. The fixed annual rent shall be appropriately adjusted effective as of the date of any such change in connected load and/or energy usage, as disclosed by said survey. In no event, whether because of surveys, rate changes or for any other reason, is such originally specified $3.21per square foot ERIF portion of the fixed annual rent (plus any net increase thereof, but not decrease, by virtue of all electricity rate or service classification changes of Landlord subsequent to May 1, 1994) to be reduced.

 The determination of changes in the ERIF by Landlord's consultant shall be binding and conclusive on Landlord and on Tenant unless within fifteen (15) days after the delivery of copies of such determination to Landlord and Tenant, either Landlord or Tenant disputes such determination by written notice to the other. If either party disputes the determination, it shall, at its own expense, within forty five (45) days after advising the other of such dispute, obtain from a reputable independent electrical consultant its own survey of Tenant's electrical lighting and power load and hours of energy use, and a determination of such change in the ERIF in accordance with the provisions of this Article. Tenant's consultant and Landlord's consultant then shall seek to agree on a finding of such determination of such change in the ERIF. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such ERIF change by such third electrical consultant shall be controlling. (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of ERIF as determined by Landlord's consultant; provided, however, if the amount of ERIF determined as aforesaid is different from that determined by Landlord's consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the determination of Landlord's consultant.
                                       38

        (c) Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service. Commencing with the date when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rental rate payable under this Lease shall be reduced by the amount of the ERIF portion thereof which was payable hereunder immediately prior to the date when Tenant received such direct service.

        (d) Tenant agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than typewriters, lamps and small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

        (e) Supplementing Section 36.03 hereof, if all or part of the ERIF payable in accordance with subdivision (b) of this Section 27.04 becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord's option, in lieu of the ERIF, and in consideration of Tenant's use of the building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultants' fees and other

                                       39

redistribution costs, the fixed annual rental rate(s) to be paid under this Lease shall be increased by an "alternative charge" which shall be a sum equal to $3.21 per year per rentable sq. ft. of the demised premises, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire building subsequent to May 1, 1994, because of rate changes, such percentage change to be computed as in subdivision (b) of this Section 27.04 provided.

       (f) Anything hereinabove to the contrary notwithstanding, in no event is the ERIF or any "alternate charge" to be less than an amount equal to the total of Landlord's payment to the public utility for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus 5% thereof for transmission line loss, plus 15% thereof for other redistribution costs.

     27.05. Subject to the provisions of Section 25.01, Landlord reserves the right to stop services on the air conditioning, elevator, plumbing and electric systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises.

     27.06. Landlord will supply Tenant with an adequate quantity of hot and cold water for lavatory, cleaning, and drinking purposes. If Tenant requires water for any additional purpose, Tenant shall pay the cost thereof at the cost to Landlord as the same is measured by a meter to be installed and maintained at Tenant's expense.

     27.07. In the event Tenant shall employ any contractor to do in the demised premises any work permitted by Section 3.01 of this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least five (5) days prior to the beginning of work by such contractor or subcontractor.

     27.08. If Tenant is permitted hereunder to and does have a separate area for the preparation or consumption of food in the demised premises, Tenant shall pay to Landlord the cost of removal from the Building of any refuse or rubbish from such area and the cost of employing on a regular basis, an exterminator to keep the demised premises free from vermin; and Tenant shall provide a refrigerated garbage storage room, the plans and specifications thereof to be
                                       40

approved by Landlord, or other means of disposing of garbage reasonably satisfactory to Landlord's architects.

     27.09. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish: laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and licensees in the Building.

     Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord.

     27.10. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to sell, deliver or furnish any food or beverages whatsoever for consumption within the demised premises or elsewhere in the Building. Landlord expressly reserves the right to act as or to designate at any time, or from time to time, an exclusive supplier or suppliers of such food and beverages; and Landlord further expressly reserves the right to exclude from the Building any person, firm or corporation attempting to deliver or purvey any such food or beverages but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by the said Tenant or employees of Tenant, but not for resale to or for consumption by any other tenant, or the employees or guests of any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, and the regulations under which food and beverages may be brought into the Building by Tenant or its regular employees.

     27.11. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a division or affiliate of

                                       41

Landlord. Tenant agrees to employ such contractor or such other office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning and maintenance work of or in the demised premises, and Tenant's furniture, fixtures and equipment, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors or individuals. Tenant shall not employ any other such contractor or individual without Landlord's prior written consent, but nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees.

     27.12. Landlord will not be required to furnish any other services, except as provided in this Article 27, and except that Landlord agrees to provide on business days (not including Saturdays, Sundays and holidays) the cleaning set forth in Exhibit C hereof. Tenant shall pay to Landlord, on demand, a reasonable charge for the removal from the demised premises of any refuse and rubbish of Tenant as shall not be contained in the waste receptacles described in Exhibit
C. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of tenant's light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises.

     27.13. If Tenant contests the reasonableness of any charges made by any supplier or contractor designated by Landlord as set forth in any section of this Article 27, Landlord and Tenant shall each obtain two bona fide bids for such work from independent reputable contractors, and not controlled directly or indirectly by Landlord or affiliated with Landlord or Landlord's Managing Agent, or by or with Tenant, and the average of the four bids thus obtained shall be the standard of comparison in determining the reasonableness of such charges. If the supplier or contractor designated by Landlord is unwilling to accept the average of such bids as full payment for its suppliers or services, Landlord may substitute another supplier or contractor who will accept such average as full payment, or if Landlord fails to make such substitution within fifteen (15) days after the ascertainment of the average of the bids, Tenant shall be free to make its own arrangements for such work or supplies for the remainder of the term.

     27.14. Landlord shall manage and maintain the Building as a first class office building. Tenant and its employees shall occupy and use the demised premises in a manner befitting such building.
                                       42





                                   ARTICLE 30

                              CONDITION OF PREMISES

     30.01. Tenant expressly acknowledges that it has inspected the demised premises and is fully familiar with the physical condition thereof. Tenant agrees to accept the demised premises in its "as is" condition. Tenant acknowledges that Landlord shall have no obligation to do any work in and to the demised premises in order to make them suitable and ready for occupancy and use by Tenant. (SEE RIDER ARTICLE 46 ATTACHED)

                                       48

                                   ARTICLE 31

                                   ARBITRATION

     31.01. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                                   ARTICLE 32

                                    INDEMNITY

     32.01. Subject to Section 7.05 hereof, Tenant shall indemnify and save Landlord harmless from and against any liability or expense caused by the use or occupation of the demised premises by Tenant or anyone on the premises with Tenant's permission, or from any breach of this Lease.

                                   ARTICLE 33

                            Vault AND BASEMENT SPACE

     33.01. Landlord shall have the right from time to time, to substitute for the basement space, if any, then occupied by Tenant, comparable space in the basement, provided Landlord shall give at least thirty (30) days' prior written notice to Tenant of its intention so to do. No vault or basement space not within the property line of the Building is leased hereunder, anything to the contrary indicated elsewhere in this Lease notwithstanding. Any vault or basement space not within the property line of the Building, which Tenant may be permitted to use or occupy, shall be used or occupied under revocable license and if the amount of such space be diminished or required by any governmental authority having jurisdiction, Landlord shall not be subject to any liability nor shall Tenant be entitled to abatement of rent, nor shall such diminution or abatement be deemed a constructive or actual eviction. Any fee or license charge or tax of municipal authorities for such vault or basement space shall be paid by Tenant to Landlord as additional rent within five (5) days after written demand therefor. If such fee, tax or charge shall be for vault or basement space greater in area than that occupied by Tenant, the charge to Tenant shall be pro-rated.

                                       49

                                   ARTICLE 34

                           OCCUPANCY AND USE BY TENANT

     34.01. (a) Tenant acknowledges that its continued occupancy of the demised premises, and the regular conduct of its business therein, are of utmost importance to the Landlord in the renewal of other leases in the building, in the renting of vacant space in the building, in the providing of electricity, air conditioning, steam and other services to the tenants in the building, and in the maintenance of the character and quality of the tenants in the building. Tenant therefore covenants and agrees that it will occupy the entire demised premises, and will conduct its business therein in the regular and usual manner, throughout the term of this Lease. Tenant acknowledges that Landlord is executing this Lease in reliance upon these covenants and that these covenants are a material element of consideration inducing the Landlord to execute this Lease. Tenant further agrees that if it vacates the demised premises or fails to so conduct its business therein, at any time during the term of this Lease, without the prior written consent of the Landlord, then all rent and additional rent reserved in this Lease from the date of such breach to the expiration date of this Lease shall become immediately due and payable to Landlord.

           (b) The parties recognize and agree that the damage to Landlord resulting from any breach of the covenants in subdivision (a) hereof will be extremely substantial, will be far greater than the rent payable for the balance of the term of this Lease, and will be impossible of accurate measurement. The parties, therefore, agree that in the event of a breach or threatened breach of the said covenants, in addition to all of Landlord's other rights and remedies, at law or in equity or otherwise, Landlord shall have the right of injunction to preserve Tenant's occupancy and use. The words "become vacant or deserted" as used elsewhere in this Lease shall include Tenant's failure to occupy or use as by this Article required.

           (c) If Tenant breaches either of the covenants in subdivision (a) above, and this Lease be terminated because of such default, then, in addition to Landlord's rights of re-entry, restoration, preparation for and rerental, and anything elsewhere in this Lease to the contrary notwithstanding, Landlord shall retain its right to judgment on and collection of Tenant's aforesaid obligation to make a single payment to Landlord of a sum equal to the total of all rent and additional rent reserved for the remainder of the original term of

                                       50

this Lease, subject to future credit or repayment to Tenant in the event of any reorienting of the premises by Landlord, after first deducting from rerental income all expenses incurred by Landlord in reducing to judgment or otherwise collecting Tenant's aforesaid obligation, and in obtaining possession of, restoring, preparing for and re-letting the premises. In no event shall tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this Lease.

                                   ARTICLE 35

                                NAME OF BUILDING

     35.01. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

                                   ARTICLE 36

                        INVALIDITY OF ANY PROVISION, ETC.

     36.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     36.02. If any term, covenant, condition or provision of this Lease is found invalid or unenforceable to any extent, by a final judgment or award which shall not be subject to change by any appeal, then either party to this Lease may initiate an arbitration in accordance with the provisions of Article 31, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years' experience in the supervision of the operation and management of major office buildings in Manhattan. Said arbitrators shall devise a valid and enforceable substitute term, covenant, condition or provision
                                       51

for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the terms, covenant, condition or provisions theretofore found invalid or unenforceable. Such substitute term, covenant, condition or provision, as determined by the arbitrators, shall thereupon be deemed a part of this Lease.

     36.03. In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this Lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

                                   ARTICLE 37

                                    CAPTIONS

     37.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 38

                              CERTIFICATE OF TENANT

     38.01. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying:

   (a) That this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

                                       52

   (b) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

   (c) The dates to which the basic rent, and additional rent, and other charges hereunder, have been paid; and

   (d) Whether the term of this Lease has commenced and rent become payable thereunder; and whether Tenant has accepted possession of the demised premises; and whether Landlord has substantially completed its required work under Article 30 hereof.

     38.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the Ground Lessor and to the holder of any first mortgage on the Ground Lease who shall have furnished such holder's last address to Tenant, and until a reasonable time for remedying such act or omission shall have elapsed following the giving of such notices, during which time such Lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission.

     38.03. Anything in this Lease contained to the contrary notwithstanding, under no circumstances shall the holder of any first mortgage on the Ground Lease or, if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of such mortgage, or if the holder of such mortgage acquires a lease in substitution therefor, then such purchaser, assignee, or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be subject to or liable for any offsets or deductions from rent, claims or defenses which the Tenant might have against any prior landlord under this lease.
                                       53

                                   ARTICLE 39

                                SECURITY DEPOSIT

     39.01. Tenant has deposited with Landlord the sum of $69,925.66 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions of and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may (but shall not be required to) use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount of security deposit so used or applied by Landlord, in order that Landlord shall have the full security deposit on hand at all times during the term of this Lease. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security: and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                       54

                                   ARTICLE 40

                                     BROKER

     40.01. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than Koll Leasing Services and Helmsley-Spear, Inc.


Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than Koll Leasing Services and Helmsley-Spear, Inc.


with whom Tenant has dealt in connection with the demised premises or this Lease. Landlord agrees to pay any commission or fee owing to the aforesaid Koll Leasing Services and Helmsley-Spear, Inc.


                                   ARTICLE 41

                                   POSSESSION

     41.01. Supplementing Articles 25 and 30 hereof, if Landlord shall be unable to give possession of the premises on the commencement date of the term of this Lease, because of the holding-over or retention of possession of any tenant or occupant, or for any other reason, Landlord shall not be subject to any liability for such failure. In such event, this Lease shall stay in full force and effect, without extension of its term. However, the rent hereunder shall not commence until the premises are made available for occupancy by Tenant (with the substantial completion in the premises of any work required by this Lease to be completed therein by Landlord at Landlord's expense prior to the commencement date of the term of this Lease). If Landlord is unable to give possession of the premises on the commencement date of the term, because changes, repairs or decorations being made for Tenant's use at Tenant's expense have not been completed, there shall be no abatement of rent and the rent shall commence on the date specified herein. If permission is given to Tenant to occupy the premises, or other premises, prior to the commencement date of the term, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.
                                       55

                                   ARTICLE 42

                               SUBMISSION OF LEASE

     42.01. It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way until (i) Tenant has duly executed and delivered duplicate originals to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

                                   ARTICLE 43

                               MEMORANDUM OF LEASE

     43.01. This lease shall not be recorded without the prior written consent of Landlord. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

                                   ARTICLE 44

                             SUCCESSORS AND ASSIGNS

     44.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                SEE RIDERS ANNEXED HERETO AND MADE A PART HEREOF



                                MID-CITY ASSOCIATES
                                BY:  HELMSLEY-SPEAR, INC., Agent
Witness:  (as to Landlord)                            (Landlord)

        s/s                     By:            s/s
-----------------------             -----------------------------
                                   HELMSLEY-SPEAR, INC. AS AGENT
                                   DANIEL E. NORTH
                                   VICE PRESIDENT
                                   NEW HORIZONS COMPUTER LEARNING CENTER OF
                                   METROPOLITAN NEW YORK, INC.
                                                       (Tenant)

Attest: (as to Tenant)

    Gary T. Gann                By:       John T. St. James s/s
---------------------              ----------------------------
Gary T. Gann                       John T. St. James
Secretary                          Treasurer


Tenant's Federal I.D. Number 13-3806313


                                       56


STATE OF NEW YORK  )
                   ) ss:  (Landlord)
COUNTY OF NEW YORK )


     On the ------ day of -------------, 19---, before me personally came ------ ------------------------, residing at ------------------ ------------------, to me known and known to me to be a member of MID-CITY ASSOCIATES, a general co-partnership and the person described in and who executed the fore-going instrument in the name of MID-CITY ASSOCIATES and he duly acknowledged to me that he executed the same as and for the act and deed of MID-CITY ASSOCIATES.


                                        ------------------------------
                                        (Notary Public)




STATE OF NEW YORK  )
                   ) ss:  (Landlord)
COUNTY OF NEW YORK )


     On the ------- day of ---------, 19----, before me personally came -------- ----------------------------, to me know, who being by me duly sworn, did depose and say that he resides at ---------------------- ----------------------, that he is the ------------------------------- of HELMSLEY-SPEAR, INC., a New York
corporation mentioned in, and which executed the foregoing instrument; and that he singed his name thereto by order of the Board of Directors of said corporation.


                                        -----------------------------
                                        (Notary Public)

                                       57


STATE OF NEW YORK  )
                   ) ss:  (Corporate Tenant)
COUNTY OF NEW JERSEY)

     On the 17 day of March, 1995, before me personally came John T. St. James, to me known, who being by me duly sworn, did depose and say that he resides at 500 Campus Drive, Morganville, New Jersey, that he is the Treasurer of New Horizons Computer Learning Center of Metropolitan New York, Inc. a Delaware corporation, the corporation mentioned in, and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                           Clara Lauro s/s
                                   -------------------------------
                                        (Notary Public)
                                   Clara A. Lauro
                                   Notary Public of New Jersey
                                   My Commission Expires August 22, 1995



STATE OF NEW YORK  )
                   ) ss:  (Partnership Tenant)
COUNTY OF NEW YORK )


     On the ------ day of ------------------, 19------, before me personally came ---------------------, residing at ----------------- -------------, to me known and known to me to be a member of ----------------------------- a --------
----------------------------- co-partnership and the person described in and who executed the foregoing instrument in the name of ----------------------------- and he duly acknowledged to me that he executed the same as and for the act and deed of -----------------------------------.


                                   ---------------------------
                                        (Notary Public)


                                       58


STATE OF NEW YORK  )
                   ) ss:  (Individual Tenant)
COUNTY OF NEW YORK )


     On the -------- day of ------------, 19-----, before me personally came --- ------------------, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and acknowledged to me that he executed the same.

                                   ---------------------------
                                        (Notary Public)


                                       59

                                    EXHIBIT A

     The plan(s) or diagram(s) comprising this Exhibit are attached hereto at the back cover of this Lease.

                                       60

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord, unless installed by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the demised premises or Building or on corridor walls. Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord's rental office. Signs on doors shall, at the tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.
                                       6l

6. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, or review and acceptance, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the reasonable fee of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

8. No tenant shall in any way deface any part of the demised premises or the Building of which they form a part. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises. No cooking shall be done or permitted by any Tenant on said premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

10. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.

11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument,

                                       62

     radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

12. No tenant, nor any of the tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of tenant's business offices.

13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of the Landlord and unless and until a duplicate key is delivered to Landlord. Each tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

14. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours and pursuant to such procedures as Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

l5. No tenant shall occupy or permit any portion of the premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form, or as a barber or manicure shop or as a public employment bureau or agency, or for a public finance (personal loan) business. No tenant shall engage or pay any employees on the demised premises, except those actually working for such tenant on said premises, nor advertise for laborers giving an address at said premises.

16. Landlord shall have the right to prohibit any advertising by any tenant, mentioning the Building, which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its
                                       63

     desirability as a building for offices, and upon written notice from Landlord, tenants shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Sundays and legal holidays all persons who do not present a pass to the Building signed by a tenant. Each tenant shall be responsible for all persons for whom such pass is issued and shall be liable to Landlord for all acts of such persons.

18. At the option of Landlord, the Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the demised premises and to pay for the cost of installation thereof.

19. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20. Tenant shall pay to Landlord the cost of an exterminator to keep the demised premises free from vermin.

21. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

22. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

23. There shall not be used in any space, or the public halls of any building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

24. Tenants, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close Venetian or vertical blinds or drapes when the sun's rays fall directly on windows of demised premises and shall permit Landlord to install and maintain on the interior of said windows mylar or other such insulating materials.

25. In order that the Building can and will maintain a uniform appearance to those outside of same, each Tenant in building perimeter areas shall (a) use only building standard lighting in

                                       64

     areas where lighting is visible from the outside of the Building and (b) use only building standard venetian or vertical blinds in window areas which are visible from the outside of the Building.

26. Replacement of ceiling tiles after they are removed for Tenant by telephone company installers, in both the demised premises and the public corridors, will be charged to Tenant on a per tile basis.

27. All paneling, grounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord, or its agents, in a manner satisfactory to the Landlord.

Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Articles of this Lease, the provisions of the Articles shall govern.
                                       65

                                    EXHIBIT C

                                CLEANING SCHEDULE

GENERAL

     All linoleum, rubber, asphalt tile and other similar types of hard surfaced flooring to be swept nightly, using approved dust-check type of mop.

     All carpeting and rugs to be vacuum-cleaned nightly.

     Hand dust and wipe clean all furniture, fixtures and window sills nightly; wash sills when necessary.

     Empty and clean nightly all waste receptacles of customary office size

     Empty and clean all ash trays and screen all sand urns nightly.

     Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

     Wash clean all water fountains and coolers nightly.

     Dust all telephones as necessary.

     Sweep all private stairway structures nightly.

LAVATORIES IN THE CORE

     Sweep and wash all lavatory floors nightly using proper disinfectants. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly.

     Wash and disinfect all basins, bowls and urinals throughout all lavatories, nightly.

     Wash all toilet seats, nightly.

     Empty paper towel receptacles and transport waste paper to designated area in basement, nightly.

     Fill toilet tissue holders, towel receptacles and soap dispensers, nightly.

      Empty sanitary disposal receptacles, nightly

     Thoroughly wash and polish all wall tile and stall surface as often as necessary.

                                       66

HIGH DUSTING

     Do all high dusting quarterly which includes the following:

     Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     Cleaning of light fixtures shall be for account of Tenant.

     Hand dust all door and other ventilating louvres within reach, as necessary.

GLASS

     Exterior windows to be cleaned inside and outside as necessary, but at least two times a year, weather permitting.

     Interior glass doors and glass partitions to be cleaned when necessary.
                          RIDER ATTACHED TO AND FORMING
                             A PART OF LEASE BETWEEN
                          MID-CITY ASSOCIATES, LANDLORD
                    AND NEW HORIZONS COMPUTER LEARNING CENTER
                     OF METROPOLITAN NEW YORK, INC., TENANT


                                       67

                                   ARTICLE 45

                      TAX AND OPERATING EXPENSE ESCALATION

     Tenant shall pay to Landlord, as additional rent, tax escalation and operating expense escalation in accordance with this Article:

     (a) Definitions: For the purpose of this Article, the following definitions shall apply:

          (i) The term "base year" as hereinafter set forth for the determination of expense escalation, shall mean the calendar year 1995 .

         (ii) The term "base tax year" as hereinafter set forth for the determination of real estate tax escalation shall mean the average of the New York City real estate tax years commencing July 1, 1994 and ending June 30, 1995 and commencing July 1, 1995 and ending June 30, 1996 (i.e. "base tax year" representing an amount of taxes).

        (iii) The term "The Percentage" shall mean .6351 percent (.6351%) for real estate tax escalation and shall mean .7018 percent (.7018%) for expense escalation. The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the presently demised premises and the denominator of which is the total rentable square foot area of the office and commercial space in the building project (excluding garage space), for tax escalation and the denominator of which is the total rentable square foot area of the office space in the building project, for expense escalation. The parties acknowledge and agree that the total rentable square foot area of the presently demised premises shall be deemed to be 13,534 sq. ft., and that the rentable square foot area of the office and commercial space in the building project shall be deemed to be 2,072,136 sq. ft. and that of its office space shall be deemed to be 1,928,539 sq. ft.

       (iv) The term "the building project" shall mean all of the land together with the improvements in which Landlord has an interest below 33rd Street, in Pennsylvania Station and below, on and above ground level in the block bounded by 34th Street, 8th Avenue, 33rd Street, and 7th Avenue, exclusive of the frontage 100 feet deep west of 7th Avenue and the frontage 52 feet 5-1/2 inches deep east of 8th Avenue.

       (v) The term "comparative year" for tax escalation shall mean the New York City real estate tax year commencing July 1, 1995 and each subsequent period of twelve (12) months; or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes by the City of New York for expense


                                       68

escalation "comparative year" shall mean the twelve (12) months following the base year and each subsequent period of twelve (12) months.

       (vi) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes". If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year.

       (vii) Where a "transition assessment" is imposed by the City of New York for any tax (fiscal) year, then the phrases "assessed value" and "assessments" shall mean the transition assessment for that tax (fiscal) year.

       (viii) The phrase "real estate taxes payable during the base tax year" shall mean that amount obtained by multiplying the assessed value of the building project for each of tax year 1994 /95 and tax year 1995 /96 by the applicable tax rate for such year and then obtaining the average of the taxes for such two tax years.
                                       69

       (ix) The term "Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the building project and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning; ventilation and heating; cleaning, by contract or otherwise, window washing (interior and exterior); elevators; escalators; porter and matron service; Building electric current; i.e. Building electric current shall be deemed to mean all electricity purchased for the Building except that which is redistributed to tenants in the Building; the parties acknowledge and agree that Forty percent (40%) of the Building's payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current; protection and security; lobby decoration, repairs; association fees or dues: maintenance; painting of non-tenant areas: replacements and improvements which are appropriate for the continued operation of the building project; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any insurance required by a mortgagee; management fees; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Landlord up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on the Landlord pursuant to any law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees.

       Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

           (a) leasing commissions

           (b) Managing agents' fees or commissions in excess of the rates then customarily charged for building management for buildings of like class and character;

           (c) executives' salaries above the grade of building manager;

           (d) expenditures for capital improvements except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures


                                       70

required by law, in either of which cases the cost thereof shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with an interest factor equal to the prime rate of the Chemical Bank of New York at the time of Landlord's having incurred said expenditure.

           (e) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder:

           (f) cost of repairs or replacements incurred by reason of fire or other casualty, but only to the extent to which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

           (g) advertising and promotional expenditures;

           (h) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

           (i) costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant's expense to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to this Tenant; costs of performing work or furnishing services for tenants other than this Tenant at Landlord's expense to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to this Tenant at Landlord's expense; if any work or service is performed or furnished by Landlord to or for any tenant other than this Tenant at such tenant's expense, then, but only to the extent that Landlord is obligated to perform such work or furnish such service to or for this Tenant at Landlord's expense, such work or service shall be deemed to have been performed or furnished to such other tenant at Landlord's expense and shall therefore be included in Expenses.

           If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of capital equipment or capital expenditures are so to be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of the Chemical Bank of New York at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

           If during all or part of any comparative year, Landlord shall not furnish any particular items(s) of work or service (which would constitute an Expense hereunder) to portions of the building project, due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the building project.

(b) Real Estate Taxes:

       1. In the event that the real estate taxes payable for any comparative year shall exceed the amount of such real estate taxes payable during the base tax year, Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. By or after the start of the comparative year following the base tax year, and by or after the start of each comparative year thereafter, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord within ten (10) days after receipt of the aforesaid statement.

                                       72

       2. Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

       3. If, after Tenant shall have made a payment of additional rent under this subdivision (b), Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within ten (10) days after receiving the refund pay to Tenant The Percentage of the refund less The Percentage of expenses (including attorneys' and appraisers' fees) incurred by Landlord in connection with any such application or proceeding. If, prior to the payment of taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year's assessed valuation of the building project, and therefore of said taxes, then the term "real estate taxes" for that comparative year shall be deemed to include the amount of Landlord's expenses in obtaining such reduction in assessed valuation including attorneys' fees and appraisers' fees.

(c) Expenses:

       1. If the Expenses for any comparative year shall be greater than the Expenses for the base year, Tenant shall pay to Landlord, as additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expenses for the base year (such amount being hereinafter called the "Expense Payment").

         Following the expiration of each comparative year and after receipt thereof from Landlord's certified public accountant, Landlord shall submit to Tenant a statement, certified by Landlord, setting forth the Expenses for the preceding comparative year, the
                                       73

Expenses for the base year, and the Expense Payment, if any, due to Landlord from Tenant for such comparative year. The rendition of such statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding comparative year then (i) Tenant shall make payment of any unpaid portion thereof within ten (10) days after receipt of such statement; and (ii) Tenant shall also pay to Landlord, as additional rent, within ten (10) days after receipt of such statement, an amount equal to the product obtained by multiplying the total Expense Payment for the preceding comparative year by a fraction, the denominator of which shall be twelve (12) and the numerator of which shall be the number of months of the current comparative year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered, one twelfth (1/12) of the total Expense Payment for the preceding comparative year. The aforesaid monthly payments based on the total Expense Payment for the preceding comparative year shall be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates, for the current comparative year, applicable to the categories involved in computing Expenses, whenever such increases become known prior to or during such current comparative year. The payments required to be made under (ii) and (iii) above shall be credited toward the Expense Payment due from Tenant for the then current comparative year, subject to adjustment as and when the statement for such current comparative year is rendered by Landlord.

   (d) The statements of the real estate taxes and of the Expenses to be furnished by Landlord as provided in subdivisions (b) and (c) above shall be certified by Landlord, and shall be prepared in reasonable detail for the Landlord by a certified public accountant (who may be the CPA now or then currently employed by Landlord for the audit of its accounts); said certified public accountant may rely on Landlord's allocations and estimates wherever operating cost allocations or estimates are needed for this Article. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the real estate taxes and Expenses for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the

                                       74

particular respects in which the statement is inaccurate or inappropriate.

       If Tenant shall so dispute said statements then, pending the resolutions of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

   (e) In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

   (f) If the term of this Lease commences on a day which is not the first day of a comparative year, then the additional rent due hereunder for such comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the term of this Lease will be in existence during such comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that comparative year's actual figures or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant under subdivisions (b) and (c) above. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the comparative year's actual figures as soon as they are available, and within ten (10) days after such statement or statements are prepared by Landlord and furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

   (g) Landlord's and Tenant's obligation to make the adjustments referred to in subdivision (f) above shall survive any expiration or termination of this Lease.

   (h) Any delay or failure of Landlord in billing for any additional rent hereunder shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent.
                                      -75-



                     RIDER ATTACHED TO AND FORMING A PART OF
                  LEASE BETWEEN MID-CITY ASSOCIATES, LANDLORD,
                    AND NEW HORIZONS COMPUTER LEARNING CENTER
                     OF METROPOLITAN NEW YORK. INC., TENANT


                                   Article 46

                              Rent Credit; Initial
                     Alteration Work: Temporary space: Etc.


A.   Rent Credits.

         If and so long as Tenant is not in default under this Lease beyond any grace period, Tenant shall be entitled to the following rent credits:

         (a) a rent credit in the amount of all fixed annual rent and escalation additional rent due under this Lease from March 1. 1995 through June 30, 1995; and

         (b) a rent credit in the amount of all fixed annual rent (without electricity) due under this Lease from July 1, 1995 through August 31, 1995; except that Tenant shall nevertheless be obligated to pay any escalation additional rent and the ERIF portion of the fixed annual rent under Section
27.04 hereof, during such period.

         Anything contained herein to the contrary notwithstanding, if Tenant, at any time during the term of this Lease after Tenant has been granted all or a portion of the rent credits described in this Subdivision A or Landlord's Work contribution described in Subdivision C of this Article, breaches any covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by Landlord because of such default, then, in addition to all other damages and remedies herein provided and to which Landlord may otherwise be entitled, Landlord shall also be entitled to the repayment of any such rent credit or work contribution theretofore enjoyed by Tenant, which sum shall be deemed additional rent hereunder and shall be due upon demand by Landlord. The obligation of Tenant to pay such additional rent (or damages) to Landlord shall survive the expiration or sooner termination of the term of this Lease.

B.   Initial Alteration Work.

         Tenant agrees that Tenant will effect all alterations, additions and improvements in and to the demised premises that are necessary for Tenant to conduct its business therein (the "Initial Alteration Work").

                                      -76-



         Within thirty (30) days after the execution of this Lease by Tenant, Tenant shall furnish Landlord for its approval a complete set of architectural and engineering plans and specifications for the Initial Alteration Work. Landlord, promptly upon receipt of same, shall approve such plans and specifications, or return them with advice as to what changes are required for its approval to be forthcoming. In the event such plans and specifications are so returned to Tenant, Tenant shall revise them to incorporate such changes as are required for Landlord's approval to be forthcoming and shall resubmit such revised plans and specifications to Landlord, within five (5) days after they are returned (unapproved) by Landlord. Such approval process shall continue until a complete set of plans and specifications for the Initial Alteration Work has been fully approved by Landlord.

         Tenant, at its own cost and expense (except as herein provided), will cause the Initial Alteration Work to be effected in a good and workmanlike manner, in accordance with Tenant's approved plans and specifications, in accordance with the provisions of Article 3, as supplemented by Article 47, and all other applicable provisions of this Lease, and in compliance with all ap plicable laws, rules and regulations (as provided in paragraph (c) of said
Article 47).

         Tenant agrees that the Initial Alteration Work shall include, but not be limited to, all work which is necessary to properly and legally demise the within demised premises, including, without limitation, the installation of any needed demising walls and fire dampers.

     C.   Landlord's Reimbursement Obligation.

         If and so long as Tenant is not in default under this Lease beyond any grace period, Landlord will reimburse Tenant for up to the first $208,010 of the out-of-pocket costs of labor and materials in effecting the Initial Alteration Work, including architectural and engineering fees, but excluding the costs of Tenant's personal property (as described in Section 3.04). If such costs are lower than $208,010, then Landlord's aforedescribed reimbursement obligation shall be satisfied by its reimbursing Tenant for such amount lower than $208,010. Any such costs in excess of $208,010 shall be paid promptly by Tenant.

         In connection with the Initial Alteration Work, Tenant shall provide Landlord with true copies of paid bills, showing the cost of the items of the Initial Alteration Work to be included in the aforesaid total up to $208,010, and Landlord shall reimburse Tenant for the amount set forth in said bills in accordance with Landlord's obligation hereunder.
                                      -77-



     D.   Temporary Space.

         It is acknowledged (i) that Tenant purchased certain assets of to New Horizons, Inc., as tenant under a certain lease (the "Existing Lease") with Landlord, covering approximately 1,919 rentable square feet of space on the 53rd floor (Room 5328) of the Building, for a term expiring on February, 28, 1995; and (ii) that Tenant is currently occupying the premises demised under the Existing Lease pursuant to a separate agreement with New Horizons, Inc.

         It is agreed that Tenant may continue to occupy, on a temporary basis, said Room 5328 (the "Temporary Space"), until July 31, 1995 (or until such sooner date that the term of this Lease shall terminate as herein provided). Tenant agrees to take and continue possession of the Temporary Space in its "as is" condition with no obligation in Landlord to do any work therein or thereto to make such space suitable and ready for Tenant's continued occupancy and use. Tenant shall surrender broom-clean possession to Landlord of the Temporary Space on or before said July 31, 1995. For the Temporary Space, Tenant shall pay fixed rent in the total sum of $20,000, which shall be payable by Tenant in a single installment on August 1, 1995 (subject to the rent credit described below), plus an ERIF under Section 27.04 of $3.21 per rentable square foot per month, for electricity. Otherwise, Tenant's occupancy and use of the Temporary Space shall be pursuant to all of the applicable provisions of this Lease.

         In the event that Tenant shall vacate and deliver to Landlord broom-clean possession of the Temporary Space on or before said July 31, 1995, and provided Tenant is not then in default under this Lease beyond any grace period, Tenant shall be entitled to a rent credit in the amount of $20,000, to be applied against the aforedescribed payment of the fixed rent for the Tem porary Space which is due on August 1, 1995.

         It is acknowledged (i) that New Horizons, Inc. is presently in arrears in the payment of certain rent and additional rent due under the Existing Lease, in the total sum of $23,355.70; and (ii) that, upon execution and delivery of this Lease, the security deposit under the Existing Lease, plus any accrued interest thereon (presently in the sum of $8,019.60), will be applied to such arrears. Tenant agrees that, upon such execution and delivery of this Lease, it will pay to Landlord any then remaining balance of such arrears (after the application of such security).

                                      -78-



                                   ARTICLE 47

                                   ALTERATIONS

         Supplementing Article 3 hereof, Landlord will not unreasonably withhold or delay approval of written requests of Tenant to make non-structural interior alterations, decorations, additions and improvements (herein referred to as "alterations") in and to the demised premises, provided that such alterations do not adversely affect utility services or plumbing and electrical lines or other systems of the Building. All alterations shall be performed in accordance with the following terms and conditions:

              (a) All such alterations costing more than $5,000 shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. Landlord shall be given, in writing, a good description of all other alterations.

              (b) All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations. In connection with the Initial Alteration Work, Landlord agrees that it will cooperate with Tenant by signing Tenant's application for such permit, prior to Landlord's approval of a complete set of plans and specifications for such work; provided, however, that (i) Tenant shall not commence to effect any such work until such plans and specifications have been so approved by Landlord, and (ii) Tenant shall modify its application (and any plans submitted therewith) to reflect any changes to such plans and specifications required by Landlord in order to obtain its approval.

              (c) All alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, The Americans with Disabilities Act of 1990 and New York City Local Law No. 58/87 and similar present or future laws, and rules and regulations issued pursuant thereto, and also No. 76 and similar present or future laws, and rules and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid laws and regulations and with Landlord's rules and regulations thereon.

              (d) All work shall be performed with union labor having the proper jurisdictional qualifications.
                                      -79-



              (e) Tenant shall keep the Building and the demised premises fee and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises.

              (f) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

                 (i) Worker's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

                 (ii) Broad form general liability insurance written on an
                      occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insured, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage. (The foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires.) Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be in a company authorized to do business in New York and all policies, or certificates therefor, issued by the insurer and bearing notation evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant's location at the demised premises.

              (g) All work to be performed by Tenant SHALL BE done in manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

              (h) Any alterations or other work and installations in and for the demised premises, which shall be consented to by Landlord as provided herein, excluding the Initial Alteration Work, shall be effected on Tenant's behalf by Landlord, its agents or contractors, and shall be paid for by Tenant promptly when billed, at cost plus ten (10%) percent thereof for supervision and

                                      -80-



overhead, plus ten (10%) percent for general conditions, as additional rent hereunder.

              (i) Landlord agrees that, in connection with the Initial Alteration Work, Landlord shall be solely responsible for and shall, at Landlord's expense, cause to be effected any removal, encapsulation, encasement or other treatment of asbestos required by laws, rules, regulations or ordinances of any governmental authority having jurisdiction over the demised premises. Landlord and Tenant further agree that any such compliance made necessary by any alteration effected by or for Tenant after Tenant opens for business at the demised premises, shall be effected at Tenant's expense.



                                    EXHIBIT A

                                   FLOOR PLAN

                                 ONE PENN PLAZA
                               NEW YORK, NEW YORK




                                    GUARANTEE
                                  ------------

         For value received and in consideration of and in order to induce the execution of that certain lease, dated as of March 1, 1995, between Mid-City Associates, as Landlord, and New Horizon Computer Learning Center of Metropolitan New York, Inc., as Tenant, for space at One Penn Plaza, New York, New York (hereinafter called the "Lease"), and other good and valuable consideration, the undersigned (hereinafter sometimes called "Guarantor"), acting not only as surety but also as principal, hereby absolutely and unconditionally, for itself and its legal representatives, successors and assigns, guarantees to Mid-City Associates (hereinafter called "Landlord") and to its legal representatives, successors and assigns, the prompt and full performance and observance by the Tenant (hereinafter called "Tenant") and by its legal representatives, successors and assigns, of all of the covenants, terms, provisions, conditions and agreements required to be performed by the Tenant under the Lease, whether prior to, during the term of or after the termination of the term of the Lease. This guarantee is an absolute, continuing and unconditional guarantee of payment (and not of collection) and of performance. Notice of all defaults is waived and consent is hereby given to all extensions of time that Landlord may grant to Tenant in the performance of any of the terms of the Lease and/or to the waiving in whole or in part of any such performance, and/or to the releasing of Tenant in whole or in part from any such performance, and/or to the adjusting of any dispute in connection with the Lease, and/or to the assignment of the Lease to any other entity; and no such defaults, extensions, waivers, releases, adjustments, or assignments, with or without the knowledge of the undersigned, shall affect or discharge the liability of the undersigned; and the undersigned hereby waives any and all right to a trial by jury in any action or proceeding to enforce such liability hereafter instituted by Landlord, or its successors or assigns, to which the undersigned may be a party. The undersigned further agrees to pay all expenses, including legal fees and disbursements paid or incurred by Landlord in seeking to enforce this guarantee.

         This guarantee shall not be impaired by, and the undersigned hereby consents to (i) any modification, supplement, extension or amendment of the Lease to which the parties thereto may hereafter agree and (ii) any assignment of the Lease. The liability of the Guarantor hereunder is direct, unconditional and coextensive with that of the Tenant and may be enforced without requiring Landlord first to resort to any other right, remedy or security. The enforceability of this guarantee shall not be affected by any bankruptcy proceeding or other proceeding affecting the rights of creditors of Tenant, nor by discharge or modification of Tenant's liability under the Lease in any bankruptcy proceeding. An assignment of the Lease or any subletting thereunder shall not release or relieve the undersigned from its liability hereunder. The Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Tenant to Landlord, unless and until all of said debts and obligations have been satisfied; in full.

         This guarantee is a continuing guarantee which shall remain effective during the term of all or any portion of the Lease and as to any surviving provisions that remain effective after the termination of the Lease.

         This guarantee shall be governed by and interpreted in accordance with the laws of the State of New York, shall be deemed to have been made and performed in New York, and shall be enforceable in New York.


Dated:  March 1, 1995

                              HANDEX ENVIRONMENTAL RECOVERY, INC.
                              Guarantor




                              By:        John T. St. James s/s
                                   --------------------------------
                                Name:  John T. St. James
                                Title: Vice President

                              Address of Guarantor:
                              500 Campus Drive
                              Morganville, NJ  07751


STATE OF NEW JERSEY  )
                     )  ss.:
COUNTY OF MONMOUTH   )


                                On the 17th day of March, 1995, before me
personally came John T. St. James, to me known, who being by me duly sworn, did depose and say that he resides at 500 Campus Drive, Morganville, NJ, that he is the Vice President of Handex Environmental Recovery, Inc., the corporation mentioned in, and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                         Clara Lauro
                              ----------------------------------
                                      Notary Public

                                        Clara A. Lauro
                                  Notary Public of New Jersey
                              My Commission Expired Aug. 22, 1995